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                                                                    Exhibit 1(a)
                               U. S. $500,000,000
                         THE BLACK & DECKER CORPORATION
                          MEDIUM TERM NOTES, SERIES A


                            DISTRIBUTION AGREEMENT


                               September 9, 1994


Lehman Brothers Inc.                    Citicorp Securities, Inc.
3 World Financial Center                399 Park Avenue
New York, New York 10285                New York, New York 10043

Goldman, Sachs & Co.                    Morgan Stanley & Co. Incorporated
399 Park Avenue                         1221 Avenue of the Americas
New York, New York 10043                New York, New York  10020

NationsBanc Capital Markets,            Salomon Brothers Inc
  Inc.                                  Seven World Trade Center
100 North Tryon Street                  New York, New York 10048
Charlotte, North Carolina 28255

Dear Sirs:

     The Black & Decker Corporation, a Maryland corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Agreement, include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.) with respect to the issuance and sale by the Company of up to an aggregate of $500,000,000 (or the U.S. dollar equivalent in certain specified foreign currencies or currency units) in gross proceeds of its Medium Term Notes, Series A (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of September 9, 1994 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and Marine Midland Bank, as trustee (the "Trustee").

     The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in
Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly
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on its own behalf, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date") as follows:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-53807) relating to the Notes and the offering thereof and has filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission. No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

          As provided in Section 3, a prospectus supplement reflecting the terms of any Notes to be sold through or to the Agents ("Designated Notes"), the terms of the offering thereof and the other matters set forth therein will be prepared and filed pursuant to Rule 424 under the Act. In addition, a preliminary prospectus supplement reflecting the terms of the Designated Notes, the terms of the offering thereof and the other matters set forth therein may also be prepared and filed pursuant to Rule 424 under the Act. Such prospectus supplement, as filed pursuant to Rule 424 under the Act, is herein referred to as the "Prospectus Supplement," and any such preliminary prospectus supplement in the form filed pursuant to Rule 424 under the Act is hereinafter referred to as the "Preliminary Prospectus Supplement." Any prospectus accompanied by a Preliminary Prospectus Supplement is hereinafter referred to, collectively with such Preliminary Prospectus Supplement, as a "Preliminary Prospectus." The registration statement referred to above in this Section 1(a), as amended at the time of execution of the applicable Pricing Agreement, or, if there is no Pricing Agreement relating to the particular offering of the Notes, at the time the Company accepts the applicable offer to purchase Notes, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities

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under the Registration Statement, as then supplemented by the Prospectus
Supplement (as such Prospectus Supplement is itself supplemented by the Pricing Supplement in the form first filed pursuant to Rule 424 under the Act), is herein called the "Prospectus," in each case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein.
All references in this Agreement to financial statements and schedules and other information, facts and statements which are "contained," "included" or "stated" in the Registration Statement, the Prospectus or the Preliminary Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date, and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

          (b) The Registration Statement and the Prospectus, as of the applicable Representation Date and at all times during each period during which a prospectus relating to the Notes is required to be delivered under the Act (each, a "Marketing Period"), complied and will comply in all material respects with the applicable requirements of the Act and rules and regulations (the "1933 Act Regulations") of the Commission thereunder. The Registration Statement does not, and will not, as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not, and will not, as of the applicable Representation Date and at all times during each Marketing Period, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any of the Agents expressly for use in the Registration Statement or Prospectus relating to such Notes or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture.

          (c) The documents incorporated by reference in the Registration Statement and Prospectus do, and will, as of the applicable Representation Date and at all times during each Marketing Period comply in all material respects with the applicable requirements of the Exchange Act, and the applicable

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rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus, do not, and will not, as of the applicable Representation Date and at all times during each Marketing Period, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (d) When the Registration Statement became effective, the Indenture was, and at all times thereafter the Indenture has been and will be, duly qualified under the Trust Indenture Act, and when such Registration Statement became effective the Indenture conformed, and at all times thereafter the Indenture has conformed and will conform, in all material respects to the applicable requirements of the Trust Indenture Act and the rules and regulations (the "Trust Indenture Act Regulations") of the Commission thereunder.

          (e) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Purchase Agreement. This Agreement and the applicable Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (f) The Company has all of the requisite corporate power and authority to execute, issue and deliver the Designated Notes and to incur and perform its obligations provided for therein; from the time a Purchase Agreement is executed and delivered by the Company in respect of Designated Notes or, if there is no Purchase Agreement, from the time the Company accepts an offer to purchase Designated Notes, such Designated Notes will have been duly authorized by the Company and, when such Designated Notes are authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided for in this Agreement and the applicable Purchase Agreement, if any, such Designated Notes will have been duly executed, authenticated (assuming due authentication by the Trustee), issued and delivered and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and the Designated Notes conform in all material respects to the description thereof contained in the Prospectus.

          (g) The Company has all of the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations provided for therein; the Indenture has been duly authorized, executed and delivered by the Company, will be substantially in the form heretofore delivered to the Agents and assuming due execution and delivery by the Trustee, will constitute

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a legal, valid and binding obligation of the Company, enforceable against the
Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

          (h) The Company and each of its subsidiaries (as defined in Rule 405 of the 1933 Act Regulations) ("Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the business or financial condition of the Company and Subsidiaries taken as a whole), and have all power and authority necessary to own or hold their respective properties and to conduct the business in which they are engaged.

          (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares) owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except for such liens, encumbrances, equities or claims arising as a matter of law that would not have a material adverse effect on the business or financial condition of the Company and Subsidiaries taken as a whole).

          (j) The issuance, sale and delivery of the Designated Notes, the execution, delivery and performance of this Agreement, the Indenture, the Notes and each applicable Purchase Agreement (collectively, "Operative Documents"), the compliance by the Company with the terms therein and the consummation by the Company of the transactions contemplated hereby, thereby and by the Registration Statement do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (except for any violation the result of

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which would not be material to the Company and Subsidiaries taken as a whole and would not adversely affect the consummation of the transactions contemplated hereby and thereby) any Subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiaries or any of their properties the result of which violation would be material to the Company and Subsidiaries taken as a whole or would adversely affect the consummation of the transactions contemplated hereby or thereby. Except (i) for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state or foreign securities laws and (ii) such consents, approvals, authorizations, registrations and qualifications as have been obtained or made and are in full force and effect at the applicable Representation Date, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the valid authorization, issuance, sale and delivery of the Designated Notes or the authorization, execution, delivery and performance of this Agreement and the applicable Purchase Agreement, if any, by the Company and the consummation of the transactions contemplated hereby and thereby. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the due authorization, execution, delivery and performance of the Indenture and the consummation of the transactions contemplated thereby.

          (k) Other than rights in favor of Newell Co. which have been waived or satisfied in respect of the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (l) Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, material, individually or in the aggregate, to the Company and Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or debt of the Company or any Subsidiaries otherwise than in the ordinary course of business or any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

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          (m) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present, and will present, as of the applicable Representation Date and at all times during each Marketing Period, fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and will be, as of the the applicable Representation Date and at all times during each Marketing Period, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

          (n) Ernst & Young LLP, who have certified certain financial statements of the Company and whose report appears in the Prospectus or is incorporated by reference therein, are (and were at the time such reports were issued) independent public accountants as required by the Act and the 1933 Act Regulations.

          (o) The Company and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary and material to the conduct of their respective businesses as now being conducted except when the failure to own or possess adequate rights to use any such patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights or licenses would not have, individually or in the aggregate, a material adverse effect on the business or financial condition of the Company and Subsidiaries taken as a whole and have no reason to believe that the conduct of their respective businesses as now being conducted conflict with, and have not received any notice of any claim of conflict with, the rights of others in respect thereof except for any such conflict or claim of conflict which is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business or financial condition of the Company and Subsidiaries taken as a whole.

          (p) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiaries is a party or of which any property of the Company or any Subsidiaries is the subject which are reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and Subsidiaries taken as a whole; and to the best of the Company's knowledge, except as described in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the 1933 Act Regulations which have not been described in the Prospectus or

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filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the 1933 Act Regulations.

          (r) Neither the Company nor any Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material agreement, indenture or instrument, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for any such defaults, violations or failures which, individually or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company and Subsidiaries taken as a whole.

     SECTION 2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL

     (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as the non-exclusive agent of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the non-exclusive agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Each Agent also may purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section. The Company may offer the Notes for sale from time to time otherwise than through an Agent. However, so long as this Agreement is in effect the Company shall not solicit offers to purchase Notes through an agent without (i) amending this Agreement to appoint such agent as an additional Agent hereunder on the same terms and conditions as provided herein for the Agents (the consent of the then current Agents shall not be necessary for such purpose) and (ii) delivering 2 days prior written notice thereof to the Agents. Notwithstanding the foregoing, the Company may provide copies of the Prospectus, any Prospectus Supplement and any Pricing Supplement to an agent (other than an Agent) who has made or conveyed an offer with respect to the purchase of Notes, and accept offers to purchase Notes through an agent other than an Agent, provided in each case that (i) the Company shall not have solicited such offers,
(ii) the Company and such agent shall have executed an agreement with respect to such purchases having the same terms and conditions (including, without limitation, commission and discount rates) other than immaterial changes as those which would apply to such purchases under this Agreement if such agent were an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the

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Company shall provide the Agents with a copy of such agreement promptly following the execution thereof.

     (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in The City of New York and (ii) The New York Stock Exchange, Inc. is closed for trading.

          Upon receipt of notice from the Company as contemplated by Section 3(c) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that the solicitation may be resumed.

     (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in the form of a discount, in accordance with the schedule relating to each series of Notes set forth in Exhibit A hereto.

     (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until the Note shall have been delivered against payment therefor.

     (e) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such

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Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, the Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agents may offer the Notes it has purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 66 2/3% of the discount to be received by such Agent from the Company. The Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

     (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

     (g) Delivery of Documents.  The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

     SECTION 3.  COVENANTS OF THE COMPANY

     The Company covenants and agrees:

     (a) Delivery of Signed Registration Statement. To furnish promptly to the Agents and to their counsel a signed copy of the

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Registration Statement as originally filed and each amendment or supplement thereto.

     (b) Delivery of Other Documents. To deliver promptly to the Agents, and in such number as they may request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, this Agreement and such other exhibits that the Agents may request), (ii) the basic prospectus as supplemented by the Prospectus Supplement, (iii) each Prospectus and (iv) any documents incorporated by reference in the Prospectus.

     (c) Revisions to Prospectus--Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Agents, be required by the Act or that is requested by the Commission.

     (d) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (e) Copies of Filings with Commission. Prior to or contemporaneously with filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents.

     (f) Notice to Agent of Certain Events. To advise the Agents immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and the Company will afford the Agents a reasonable opportunity to

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comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Company learns of any such downgrading, proposal to downgrade or public announcement and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

     (g) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

     (h) Earnings of Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of
(i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance, and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the 1933 Act Regulations);

     (i) Copies of Reports, Releases and Financial Statements. So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same generally available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (j) Blue Sky Qualifications. To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions located within the United States and foreign countries as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

     (k) Holdback. Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not offer or sell, or enter into any agreement to sell, any debt securities of the Corporation similar to the Notes that are the subject of the Purchase Agreement, other than the private placement of securities and issuances of its commercial paper.

     (l) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement pursuant to Rule 424 under the Act with the Commission./*/

     (m) Use of Proceeds. The Company will use the proceeds received from the sale of the Notes in the manner specified in the Prospectus.

     (n) Securities Exchange Listing. If any Notes are to be listed on a securities exchange, the Company will use its best efforts to cause such Notes to be so listed, subject only to official notice of issuance.

     SECTION 4.  PAYMENT OF EXPENSES

     The Company will pay:

          (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection,

         (ii) the costs incident to the preparation, printing and filing of the Registration Statement (including the basic prospectus and each Prospectus) and any amendments and exhibits thereto,

- - --------------

     /*/ If clause (b)(3) of Rule 424 is applicable, such filing shall be made no later than the fifth business day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used. If clause (b)(2) or (b)(5) of Rule 424 is applicable, such filing shall be made no later than the second business day following the earlier of the date of determination of the settlement information or the date such Pricing Supplement is first used.

        (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act,

         (iv) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the basic prospectus as supplemented by the Prospectus Supplement, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents, all as provided in this Agreement,

          (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Company, and their respective counsel,

         (vi) the applicable costs and fees in connection with the listing of the Notes on any securities exchange,

        (vii) the cost and fees in connection with any required filings with the National Association of Securities Dealers, Inc.,

       (viii) the fees and disbursements of counsel to the Company and counsel to the Agents,

         (ix) the fees paid to rating agencies in connection with the rating of the Notes,

          (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(j) and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including related fees and expenses of counsel for the Agents in connection therewith),

         (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company,

        (xii) the cost of printing certificates representing the Notes,

       (xiii) the cost and charges of The Depository Trust Company, Inc. and its nominee in connection with the Notes, including the book-entry ownership system for the Notes, to the extent that the Notes are to be delivered in book-entry form,

        (xiv) the costs of duplicating this Agreement, and

         (xv) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the Company's obligations under this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

     SECTION 5. CONDITIONS OF OBLIGATIONS OF AGENT

     The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of such Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(l) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) without the consent of the Agents.

     (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

     (c) No Material Omissions or Untrue Statements. The Agents shall not have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (d) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (e) Opinion of Company Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Miles & Stockbridge, a Professional Corporation, counsel to the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

          (i) The Company and each of the Subsidiaries listed on Schedule 1 to such counsel's opinion (the "Principal Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses require such qualifications (other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Corporation and its Subsidiaries taken as a whole), and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

         (ii) The Company has the requisite corporate power and authority to issue and deliver the Notes in a form contemplated by the Indenture. The Designated Notes covered by an applicable Purchase Agreement, if any, are in a form contemplated by the Indenture and have been duly authorized by the Company (subject to the determination of certain terms and conditions by duly authorized officers of the Company) and, assuming the Designated Notes have been authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the terms of this Agreement as supplemented by the applicable Purchase Agreement, if any, and when the terms of the Designated Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement, such Designated Notes will be legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms;

        (iii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

         (iv) The Indenture has been qualified under the Trust Indenture Act;

          (v) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the applicable Purchase Agreement, if any. This Agreement and the applicable Purchase Agreement, if any, have been duly authorized, executed and delivered by the Company;

         (vi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares) owned directly and indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for such liens, encumbrances, equities or claims as would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole;

        (vii) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which are reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; and, to such counsel's knowledge, except as described in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

       (viii) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion and no stop orders suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

         (ix) The Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial data and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the 1933 Act Regulations; and the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial data and statistical data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

          (x) The statements with respect to United States federal tax considerations for holders of Notes contained in the Prospectus under the heading "Certain United States Tax Consequences," while not purporting to discuss all possible tax consequences, insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof;

         (xi) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the 1933 Act Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the 1933 Act Regulations;

        (xii) The execution, delivery and performance of the Indenture, this Agreement, the applicable Purchase Agreement, and the Notes (and the issuance and sale of the Notes), if any, the compliance by the Company with the terms therein and the consummation by the Company of the transactions contemplated hereby, thereby and by the Registration Statement will not (i) to such counsel's knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is subject the effect of which breach or violation would be material to the Company and its Subsidiaries as a whole or would adversely affect the consummation of the transactions contemplated hereby or thereby, (ii) result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or (iii) to such counsel's knowledge, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties the effect of which violation would be material to the Company and its Subsidiaries as a whole or would adversely affect the consummation of the transactions contemplated hereby or thereby. Except (i) for the registration of the Designated Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Trust Indenture Act and applicable state or foreign securities laws and (ii) such consents, approvals, authorizations, registrations and qualifications as have been obtained or made and are in full force and effect at the applicable Time of Delivery, to such counsel's knowledge no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the valid authorization, issuance, sale and delivery of the Designated Notes or the authorization, execution, delivery and performance of this Agreement and the applicable Purchase Agreement, if any, by the Company and the consummation of the transactions contemplated hereby and thereby or for the due authorization, execution, delivery and performance of the Indenture and the consummation of the transactions contemplated thereby.

       (xiii) To such counsel's knowledge, other than rights in favor of Newell Co. which have been waived or satisfied in respect of the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

        (xiv) The statements set forth in the Prospectus as amended or supplemented under the captions "Description of Debt Securities" and "Description of Notes" insofar as they constitute summaries of documents, are accurate in all material respects; and the Indenture and the Designated Notes covered by the applicable Purchase Agreement, if any, conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement.

     In rendering such opinion such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the States of Maryland and New York. As to matters governed by the laws of the State of New York, Miles & Stockbridge, a Professional Corporation may rely on the opinion of Simpson Thacher & Bartlett, counsel to the Agents. In addition, Miles & Stockbridge, a Professional Corporation shall state that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraphs (x) and (xiv) above, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent auditors but without independent check or verification, no facts have come to their attention which cause them to believe that (a) the Registration Statement, including the documents incorporated by reference therein (other than the financial statements and schedules and other financial data and statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), at the time the same became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) the Prospectus, including the documents incorporated by reference therein (other than the financial statements and schedules and other financial data and statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), relating to the Designated Notes on the date of such Prospectus and at the applicable Time of Delivery contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     In rendering the foregoing opinion, such counsel may also state that the opinions in paragraphs (ii) and (iii) above are subject to the qualification that the enforceability of the Company's obligations under the Indenture and the Designated Notes may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered a proceeding in equity or at law) and by an implied covenant in good faith of their dealing.

     (f) Officers' Certificate. The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of its President or a Vice President and its Treasurer or an Assistant Treasurer stating that:

          (i) The representations, warranties and agreements of the Company in
     Section 1 hereof are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a), 5(b) and 5(i)(iv) hereof have been fulfilled; and

         (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

     (g) Accountant's Letter. The Company shall furnish the Agents on the Closing Date a letter of Ernst & Young L.L.P. addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants Statement on Auditing Standards No. 72, in form and substance reasonably satisfactory to the Agents confirming that they are independent accountants within the meaning of the Act and the applicable 1933 Act Regulations and containing statements and information of the type ordinarily included in an accountant's "comfort letter" to agents with respect to financial statements and certain financial information contained in the Registration Statement and the Prospectus, including the documents incorporated by reference therein.

     (h) The Agents shall have received from Simpson Thacher & Bartlett, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     (i) Additional Conditions. There shall not have occurred: (i) any change in the capital stock or debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries that in the opinion of the Agents, materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

     (j) Securities Exchange Listings. If the Designated Notes are to be listed on a securities exchange, such Designated Notes shall have been duly authorized for listing on such securities exchange, subject to official notice of issuance thereof and notice of a satisfactory distribution of the Designated Notes.

     (k) Other Information and Documentation. Prior to the Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

     SECTION 6.  ADDITIONAL COVENANTS OF THE COMPANY.

     The Company covenants and agrees that:

     (a) Acceptance Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

     (b) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates, maturities or other terms and conditions of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus (other than a Current Report on Form 8-K to report on the closing contemplated by this Agreement or the Sale of Notes thereunder), the Company shall submit to the Agents a certificate, (i) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing, or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

     (c) Subsequent Delivery of Legal Opinions. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates, maturities or other terms and conditions of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus (other than a Current Report on Form 8-K to report on the closing contemplated by this Agreement or the sale of the Notes thereunder), the Company shall, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing, or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents with the written opinion of Miles & Stockbridge, a Professional Corporation, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this
Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Company shall cause Ernst & Young L.L.P. (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing, or (ii) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

     (e) Opinion on Settlement Date. On any settlement date for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase the Notes being delivered on such settlement date, furnish such Agent with a written opinion of counsel for the Company, dated such settlement date, in form satisfactory to the Agent, to the effect set forth in
Section 5(e) hereof, but modified, as appropriate, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

     SECTION 7. INDEMNIFICATION AND CONTRIBUTION

     (a) Indemnification of Agent. The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Agent or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or any amendment thereof or any Preliminary Prospectus or Prospectus, or any amendment or supplement to any of the foregoing or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and each controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made (a) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of any Agent specifically for inclusion therein or (b) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification on Form T-1 of any Trustee under the Trustee Indenture Act (except for statements or omissions made in such Statement in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein). Notwithstanding the foregoing, it is understood that, as to any preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Agent or person who controls that Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with Section 3(b). For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Agent shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or any Prospectus to any person other than a person to whom such Agent had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

     (b) Indemnification of the Company. Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any amendment or supplement to any of the foregoing or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through, by or on behalf of that Agent specifically for inclusion therein, and shall reimburse promptly upon demand the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company and any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any such director, officer or controlling person.

     (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section, except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Agents shall have the right to employ counsel to represent jointly the Agents and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section if, in the reasonable judgment of the Agents, it is advisable for the Agents and their controlling persons to be jointly represented by separate counsel and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other with respect to an offering of Notes shall be deemed to be in the same proportion as the total net proceeds from such offering of Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agents with respect to such Notes, in each case as set forth on the cover page of the applicable Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls an Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the first sentence of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for a contribution may be made against another party or parties from whom contribution may be sought, notify such other party or parties, provided, however, that the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7(d) except to the extent such party or parties has or have been materially prejudiced by such failure, and provided, further that the failure to notify a party or parties from whom contribution may be sought shall not relieve such party or parties from any contribution obligation otherwise than under this Section 7. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld. The Agents' obligations to contribute as provided in this Section 7(d) are several and not joint.

     SECTION 8.  STATUS OF EACH AGENT

     In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

     SECTION 9.  REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

     SECTION 10.  TERMINATION

     This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect subject to the conditions set forth herein until such Notes are delivered. Notwithstanding the foregoing, the provisions of Sections 2(c), 3(d), 3(h), 3(i), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

     SECTION 11. SALES OF NOTES DENOMINATED IN A FOREIGN CURRENCY AND INDEXED NOTES

     If at any time the Company and any of the Agents shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the Company and any such Agent shall execute and deliver an Amendment (a "Foreign Currency Amendment" or "Indexed Note Amendment," as the case may be) in the form attached hereto as Exhibit D. Such amendment shall establish, as appropriate additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby. The Agents are authorized to solicit offers to purchase Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Company shall agree to any sales of such Notes (whether offered on an agency or principal basis), only in a minimum aggregate amount of $10,000,000.

     SECTION 12. NOTICES

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to an Agent shall be directed to it as follows: Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Medium Term Note Department, 9th Floor; Telephone No.: (212) 526-8400; Telecopy No.: (212) 528-7035; Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043; Telephone No.: (212) 291-7231; Telecopy No.: (212) 291-3910; Goldman, Sachs &
Co., 85 Broad Street, New York, New York 10004, Attention: Credit Department; Telephone No.: (212) 902-1031; Telecopy No.: (212) 363-7609; Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020,
Attention: Manager - Continuously Offered Securities; Telephone No.: (212) 296-6700; Telecopy No.: (212) 764-7490; NationsBanc Capital Markets, Inc., 100 North Tryon Street, NC1-007-06-07, Charlotte, North Carolina 28255, Attention: Tom Mooney; Telephone No.: (704) 386-9690; Telecopy No.: (704) 388-9212; Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention:
Medium Term Note Group; Telephone No.: (212) 783-6848; Telecopy No. (212) 783-2274; notices to the Company shall be directed to it as follows: The Black & Decker Corporation, 701 East Joppa Road, Towson, Maryland 21286, Attention:
Treasurer; Telephone No.:  (410) 716-3900; Telecopy No.:  (410) 716-3778.

     SECTION 13.  BINDING EFFECT; BENEFITS

     This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 14. GOVERNING LAW; COUNTERPARTS

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     SECTION 15. PARAGRAPH HEADINGS

     The paragraph headings used in this Distribution Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                              Very truly yours,

                              THE BLACK & DECKER CORPORATION



                              By: /s/ Charles E. Fenton
                                 --------------------------------
                                 Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.


By: /s/ Herbert McDade
   ---------------------------------
   Authorized Signatory


CITICORP SECURITIES, INC.


By: /s/ Kimberly A. Conyngham
   ---------------------------------
   Authorized Signatory


 /s/ Goldman, Sachs & Co.
- - ------------------------------------
   (GOLDMAN, SACHS & CO.)


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Steven B. Fitzpatrick
   ---------------------------------
   Authorized Signatory


NATIONSBANC CAPITAL MARKETS, INC.


By: /s/ Lynn T. McConnell
   ---------------------------------
   Authorized Signatory


SALOMON BROTHERS INC


By: /s/ Pamela Kendall
   ---------------------------------
   Authorized Signatory